Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of March 15, 2007)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Energy XXI	Mar-07	64-66	Budgeted downtime of 10 days for maintenance in 2Q’07.
Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	74-76
Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Mar-07	69-70	Expected completion approximately 3/21/07. May accelerate some maintenance work scheduled for 3Q07 into 1Q07.
Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81
Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of approx. $47MM. Expected completion early July 2007. Bidding internationally.
Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Jun-07	84-86	Four wells remaining on contract plus four one-well options at mutually agreed dayrates. Down for leg repair from 1/25/07 to 3/8/07.
International
Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70
Rig 31	Bethlehem JU 250 MS	250	India	Cairn	May-07	139-141	Currently working on 4th of 7 firm wells. Cairn has five one well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	February 2007				Comments
		Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)
Gulf of Mexico
260	1	1	$34,652	28	100%
230	3	3	28,569	34	40%	One vessel in drydock until mid-February, one vessel under repair until July

190-215	6	6	22,051	136	81%	One vessel in drydock in March
170	2	2	N/A	—	0%	Two vessels in drydock in February, one completed first week of March, one complete mid-March
140-150	6	6	10,539	132	79%	One vessel in drydock during February completed first week of March, two vessels in drydock during March
120-130	14	14	8,435	256	65%	Five vessels in drydock during February, two completing in March, two completing in April and one early May. One additional vessel is entering drydock in March.
105	15	14	6,992	243	64%	Five vessels in drydock during February, three completing in March, and two completing in April.

Sub-total/Average	47	46	12,292	829	65%

West Africa
170-215(4)	2	2	$22,423	32	57%	Two vessels entering drydock in late March, one vessel under contract until June with expected renewal, one vessel under contract until end of August

140-150	4	4	12,001	95	90%	One vessel under contract through June and two through August.
120-130	7	7	9,727	159	81%	Two vessels under contract through June and one through August. One vessel in drydock all of March
105	4	4	10,867	56	50%	One vessel in drydock all of February and all of March, one vessel in drydock through mid-February, one vessel in drydock mid-February through mid- March

Sub-total/Average	17	17	11,733	342	73%

Total/Average	64	63	12,129	1,171	67%

Note:

(1)	Actively marketed liftboats excludes one cold-stacked 105’ class liftboat that is undergoing refurbishment until beginning of May 2007.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
(4)	The revenue per day for the 170-215 class liftboats in West Africa was reduced by the deferral of certain revenue on one of the vessels in this class.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.